invitation homes™

Atlanta

Carolinas

Phoenix

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Seattle

Denver

Orlando

THIRD QUARTER 2021

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Third Quarter 2021 Results
Dallas, TX, October 27, 2021 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q3 2021 financial and operating results.

Third Quarter 2021 Highlights
•Year over year, total revenues increased 11.0% to $510 million, and property operating and maintenance costs increased 3.6% to $184 million.
•Net income available to common stockholders totaled $69 million or $0.12 per diluted common share.
•Year over year, Core FFO per share increased 27.0% to $0.38, and AFFO per share increased 32.7% to $0.32.
•Same Store NOI grew 11.9% year over year on 7.9% Same Store Core Revenues growth and 0.6% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 98.1%, up 30 basis points year over year.
•Same Store new lease rent growth of 18.4% and Same Store renewal rent growth of 7.8% drove Same Store blended rent growth of 10.6%, up 660 basis points year over year.
•Revenue collections were approximately 98% of the Company's historical average collection rate. Bad debt as a percentage of gross rental revenue decreased from 2.0% in 3Q 2020 to 1.0% in 3Q 2021.
•The Company accelerated its acquisition pace in 3Q 2021. Acquisitions by the Company and the Company's joint ventures totaled 1,684 homes for $722 million while dispositions totaled 161 homes for $57 million.
•The Company issued and sold 17,451,969 shares of common stock for net proceeds of $693 million. Subsequent to quarter end, in October 2021, the Company sold an additional 1,875,000 shares pursuant to the underwriters’ full exercise of the option to purchase additional shares, generating net proceeds of $75 million. The proceeds from these issuances were and will be used primarily for general corporate purposes, including acquisitions.
•As previously announced in August 2021, the Company closed its first public bond offering of $650 million aggregate principal with a fixed coupon of 2.00%. Net proceeds were used to voluntarily prepay secured indebtedness.
•In conjunction with this release, the Company is raising its full year 2021 guidance as follows: increasing and narrowing its Same Store Core Revenues growth by 87.5 basis points at the midpoint to 6.375%; decreasing its Same Store Core Operating Expenses growth by 150 basis points at the midpoint to 1.5%; and increasing its Same Store NOI growth by 200 basis points at the midpoint to 9.0%. The Company is also raising its full year 2021 guidance for Core FFO per share by $0.05 at the midpoint to $1.49 and for AFFO per share by $0.04 at the midpoint to $1.28. Additionally, as previously announced, the Company increased its full year 2021 acquisition target from $1.0 billion to between $1.7 billion and $1.8 billion.
•The Company is pleased to announce that it has achieved a 13.2% increase on its Global Real Estate Sustainability Benchmark (“GRESB”) score from 2020 to 2021. As a result, the Company has surpassed its sustainability performance threshold to trigger a one basis point improvement in pricing on its revolving line of credit. The Company remains committed to sustainability transparency and improving performance. For additional information, please visit www.invitationhomes.com/sustainability.

President & Chief Executive Officer Dallas Tanner comments:
"We are pleased to announce another strong quarter of operating and financial results. Fundamentals remain as supportive as ever, and we believe our ability to identify and capture accretive growth opportunities that complement our portfolio of well-located, high-quality homes is second to none. As a result of these attributes and our execution, including our premier resident experience from our best-in-class teams, we have once again raised our full year guidance."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted(1)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Net income	$0.12	$0.06	$0.33	$0.23
FFO	0.35	0.27	1.00	0.89
Core FFO	0.38	0.30	1.11	0.96
AFFO	0.32	0.24	0.95	0.81

(1)See "Reconciliation of FFO, Core FFO, and AFFO," footnotes (1) and (2), for details on the treatment of convertible notes in each specific period presented in the table.

Net Income
Net income per share in the third quarter of 2021 was $0.12, compared to net income per share of $0.06 in the third quarter of 2020. Total revenues and total property operating and maintenance expenses in the third quarter of 2021 were $510 million and $184 million, respectively, compared to $459 million and $178 million, respectively, in the third quarter of 2020.

Net income per share in YTD 2021 was $0.33, compared to net income per share of $0.23 in YTD 2020. Total revenues and total property operating and maintenance expenses in YTD 2021 were $1,476 million and $528 million, respectively, compared to $1,359 million and $512 million, respectively, in YTD 2020.

Core FFO
Year over year, Core FFO per share in the third quarter of 2021 increased 27.0% to $0.38, primarily due to NOI growth and interest expense savings.

Year over year, Core FFO per share in YTD 2021 increased 14.9% to $1.11, primarily due to NOI growth and interest expense savings.

AFFO
Year over year, AFFO per share in the third quarter of 2021 increased 32.7% to $0.32, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share in YTD 2021 increased 18.1% to $0.95, primarily due to the increase in Core FFO per share described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	72,423

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Core Revenues growth (year over year)	7.9%		5.4%
Core Operating Expenses growth (year over year)	0.6%		(0.3)%
NOI growth (year over year)	11.9%		8.3%

Average Occupancy	98.1%	97.8%	98.3%	97.3%
Bad debt % of gross rental revenues (1)	1.0%	2.0%	1.7%	1.4%
Turnover Rate	6.3%	7.4%	18.2%	20.7%

Rental Rate Growth (lease-over-lease):
Renewals	7.8%	3.2%	6.1%	3.6%
New leases	18.4%	5.6%	13.6%	3.5%
Blended	10.6%	4.0%	8.1%	3.6%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	92%	92%	91%	91%	96%
Late collections of prior month billings	5%	6%	6%	5%	3%
Total collections	97%	98%	97%	96%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Same Store Operating Results Snapshot," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 72,423 homes, third quarter 2021 Same Store NOI increased 11.9% year over year on Same Store Core Revenues growth of 7.9% and Same Store Core Operating Expenses growth of 0.6%.

YTD 2021 Same Store NOI increased 8.3% year over year on Same Store Core Revenues growth of 5.4% and a 0.3% decrease in Same Store Core Operating Expenses.

Same Store Core Revenues
Third quarter 2021 Same Store Core Revenues growth of 7.9% year over year was driven by a 5.8% increase in Average Monthly Rent, a 30 basis point increase in Average Occupancy to 98.1%, a 100 basis points year over year improvement in bad debt as a percentage of gross rental revenue, and a 39.5% increase in Other income, net of resident recoveries.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 4

YTD 2021 Same Store Core Revenues growth of 5.4% year over year was driven by a 4.4% increase in Average Monthly Rent, a 100 basis point increase in Average Occupancy to 98.3%, and a 14.1% increase in Other income, net of resident recoveries. Bad debt increased from 1.4% of gross rental revenues in YTD 2020 to 1.7% of gross rental revenues in YTD 2021, which was a 29 basis point drag on Same Store Core Revenues growth, all else equal.

Same Store Core Operating Expenses
Third quarter 2021 Same Store Core Operating Expenses increased 0.6% year over year, driven by a 3.5% increase in Same Store fixed expenses, partially offset by a 4.0% decline in Same Store controllable expenses, net of resident recoveries.
YTD 2021 Same Store Core Operating Expenses decreased 0.3% year over year, driven by a 5.3% decline in Same Store controllable expenses, net of resident recoveries, partially offset by a 2.8% increase in Same Store fixed expenses.
Investment Management Activity
Invitation Homes increased its acquisition pace during 3Q 2021. Third quarter 2021 acquisitions totaled 1,684 homes for $722 million through multiple acquisition channels. This included 1,082 wholly owned homes for $477 million and 602 homes for $245 million in the Company's unconsolidated joint venture with the Rockpoint Group (the "Rockpoint JV"). Invitation Homes owns 20% of the Rockpoint JV, which owned a total of 1,422 homes as of September 30, 2021.

Dispositions in the third quarter of 2021 included 145 wholly owned homes for gross proceeds of $51 million and 16 homes for gross proceeds of $6 million in the Company's unconsolidated joint venture with the Federal National Mortgage Association (the "FNMA JV").

Year to date through September 30, 2021, the Company acquired 3,259 homes for $1,291 million, including 1,977 wholly owned homes for $810 million and 1,282 homes for $481 million in the Rockpoint JV. The Company also sold 644 homes for $212 million, including 605 wholly owned homes for $197 million and 39 homes for $15 million in the FNMA JV.

Balance Sheet and Capital Markets Activity
As of September 30, 2021, the Company had $1,570 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of September 30, 2021, was $7,870 million, consisting of $4,273 million of secured debt and $3,597 million of unsecured debt.

The Company issued and sold 17,451,969 shares of common stock for net proceeds of $693 million. Of the shares issued during the quarter, 12,500,000 were sold through a public offering that was previously announced in September, and 4,951,969 shares were sold through the Company's at the market equity program, under which $300 million of gross capacity remained as of September 30, 2021. Subsequent to quarter end, in October 2021, the Company sold 1,875,000 shares pursuant to the underwriters’ full exercise of the option to purchase additional shares, generating net proceeds of $75 million. The proceeds from these issuances were and will be used primarily for general corporate purposes, including acquisitions.

As previously announced in August 2021, the Company closed its first public bond offering of $650 million aggregate principal with a fixed coupon of 2.00% (the "Senior Notes"). The Senior Notes were priced at 98.396% of the principal amount and will mature on August 15, 2031. Net proceeds were used to voluntarily prepay secured indebtedness.

As previously announced in July 2021, the Company gave notice of its intent to settle conversions of its 3.5% Convertible Notes due January 15, 2022 (the "2022 Convertible Notes"), with common stock. As of September 30, 2021, the Company settled $199 million of principal balance outstanding of the 2022 Convertible Notes with the issuance of 8,723,421 shares of its common stock. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of remaining 2022 Convertible Notes, Net Debt / Trailing Twelve Months Adjusted EBITDAre at September 30, 2021, would have been 6.1x, down from 6.2x on an as-reported basis, and from 7.3x at the end of 2020 on an as-reported basis, with no debt reaching final maturity until December 2024.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 5

Dividend
As previously announced on October 22, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.17 per share of common stock. The dividend will be paid on or before November 24, 2021, to stockholders of record as of the close of business on November 9, 2021.

FY 2021 Guidance Update

FY 2021 Guidance
	Current	Previous
	FY 2021	FY 2021
	Guidance	Guidance
Core FFO per share — diluted	$1.47 - $1.51	$1.40 - $1.48
AFFO per share — diluted	$1.26 - $1.30	$1.20 - $1.28

Same Store Core Revenues growth	6.25% - 6.5%	5.0% - 6.0%
Same Store Core Operating Expenses growth	1.0% - 2.0%	2.5% - 3.5%
Same Store NOI growth	8.5% - 9.5%	6.5% - 7.5%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on October 28, 2021, to discuss results for the third quarter of 2021. The domestic dial-in number is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The passcode is 889970. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through November 25, 2021, and can be accessed by calling 1-866-813-9403 (domestic) or 1-929-458-6194 (international) and using the replay passcode 768378, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Q2 2021 Earnings Release and Supplemental Information - page 6

Investor Relations Contact
Scott McLaughlin
Phone: 844.456.INVH (4684)
Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees, and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other filings with the SEC. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,653,447	$16,288,693
Cash and cash equivalents	569,663	213,422
Restricted cash	251,487	198,346
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	93,096	69,267
Other assets, net	424,666	478,287
Total assets	$18,250,566	$17,506,222

Liabilities:
Mortgage loans, net	$3,857,863	$4,820,098
Secured term loan, net	401,258	401,095
Unsecured notes, net	931,889	—
Term loan facility, net	2,476,309	2,470,907
Revolving facility	—	—
Convertible senior notes, net	145,818	339,404
Accounts payable and accrued expenses	297,073	149,299
Resident security deposits	163,663	157,936
Other liabilities	453,448	611,410
Total liabilities	8,727,321	8,950,149

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 594,893,674 and 567,117,666 outstanding as of September 30, 2021 and December 31, 2020, respectively	5,949	5,671
Additional paid-in capital	10,622,691	9,707,258
Accumulated deficit	(767,232)	(661,162)
Accumulated other comprehensive loss	(378,428)	(546,942)
Total stockholders' equity	9,482,980	8,504,825
Non-controlling interests	40,265	51,248
Total equity	9,523,245	8,556,073
Total liabilities and equity	$18,250,566	$17,506,222

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020

Revenues:
Rental revenues	$464,086	$424,191	$1,351,332	$1,257,858
Other property income	44,092	34,993	121,918	100,870
Joint venture management fees	1,354	—	3,140	—
Total revenues	509,532	459,184	1,476,390	1,358,728

Expenses:
Property operating and maintenance	184,484	177,997	528,279	511,915
Property management expense	17,886	14,824	51,424	43,725
General and administrative	19,369	17,972	56,147	46,626
Interest expense	79,370	87,713	243,540	258,541
Depreciation and amortization	150,694	138,147	440,475	410,440
Impairment and other	4,294	1,723	5,630	4,670
Total expenses	456,097	438,376	1,325,495	1,275,917

Gains (losses) on investments in equity securities, net	4,319	—	(5,823)	34
Other, net	(1,508)	(3,049)	(3,181)	2,001
Gain on sale of property, net of tax	13,047	15,106	45,450	41,473
Income from investments in unconsolidated joint ventures	202	—	564	—

Net income	69,495	32,865	187,905	126,319
Net income attributable to non-controlling interests	(318)	(211)	(1,023)	(806)

Net income attributable to common stockholders	69,177	32,654	186,882	125,513
Net income available to participating securities	(69)	(114)	(260)	(335)

Net income available to common stockholders — basic and diluted	$69,108	$32,540	$186,622	$125,178

Weighted average common shares outstanding — basic	577,011,178	560,598,995	570,808,028	550,722,684
Weighted average common shares outstanding — diluted	578,571,392	561,871,373	572,262,198	551,947,278

Net income per common share — basic	$0.12	$0.06	$0.33	$0.23
Net income per common share — diluted	$0.12	$0.06	$0.33	$0.23

Dividends declared per common share	$0.17	$0.15	$0.51	$0.45

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Net income available to common stockholders	$69,108	$32,540	$186,622	$125,178
Net income available to participating securities	69	114	260	335
Non-controlling interests	318	211	1,023	806
Depreciation and amortization on real estate assets	148,957	136,517	435,348	406,078
Impairment on depreciated real estate investments	126	289	650	4,202
Net gain on sale of previously depreciated investments in real estate	(13,047)	(15,106)	(45,450)	(41,473)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	29	—	(61)	—
FFO	$205,560	$154,565	$578,392	$495,126

Core FFO Reconciliation	Q3 2021	Q3 2020	YTD 2021	YTD 2020
FFO	$205,560	$154,565	$578,392	$495,126
Non-cash interest expense, including the Company's share from unconsolidated joint ventures	9,004	6,883	25,791	26,640
Share-based compensation expense	6,052	6,086	21,072	12,293
Severance expense	226	133	500	388
Casualty losses, net	4,168	1,434	4,980	468
(Gains) losses on investments in equity securities, net	(4,319)	—	5,823	(34)
Core FFO	$220,691	$169,101	$636,558	$534,881

AFFO Reconciliation	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Core FFO	$220,691	$169,101	$636,558	$534,881
Recurring capital expenditures, including the Company's share from unconsolidated joint ventures	(36,248)	(33,861)	(89,437)	(87,466)
Adjusted FFO	$184,443	$135,240	$547,121	$447,415

Net income available to common stockholders
Weighted average common shares outstanding — diluted (1)	578,571,392	561,871,373	572,262,198	551,947,278

Net income per common share — diluted (1)	$0.12	$0.06	$0.33	$0.23

FFO
Numerator for FFO per common share — diluted(1)	$205,560	$154,565	$590,923	$507,995
Weighted average common shares and OP Units outstanding — diluted (1)	581,333,229	565,655,768	588,603,771	570,851,976

FFO per share — diluted (1)	$0.35	$0.27	$1.00	$0.89

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	581,333,229	565,655,768	575,639,449	555,751,533

Core FFO per share — diluted (2)	$0.38	$0.30	$1.11	$0.96
AFFO per share — diluted (2)	$0.32	$0.24	$0.95	$0.81

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1 (Continued)

(1)During Q3 2021 and YTD 2021, at the election of the noteholders, the Company settled $199 million of principal balance outstanding of the 2022 Convertible Notes with the issuance of 8,723,161 and 8,723,421 shares of its common stock, respectively. For the period subsequent to such conversion dates, shares issued in connection with any settled conversions of the 2022 Convertible Notes are included within weighted shares outstanding and therefore impact diluted per share information.

In accordance with GAAP and Nareit guidelines, net income per share — diluted and FFO per share — diluted include the effect of shares issuable in respect of the 2022 Convertible Notes if such shares are dilutive to the calculation.

In Q3 2021 and Q3 2020, the effect of the shares issuable in respect of the 2022 Convertible Notes is anti-dilutive to both net income per share and FFO per share. As such, these quarter to date measures are not adjusted for conversion of the 2022 Convertible Notes.

In YTD 2021 and YTD 2020, the effect of the shares issuable in respect of the 2022 Convertible Notes is anti-dilutive to net income per share and dilutive to FFO per share. As such, YTD net income per share is not adjusted for conversion of the 2022 Convertible Notes, and YTD FFO per share considers the dilutive effect of the 2022 Convertible Notes by removing the related interest expense from the numerator and increasing the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

(2)Core FFO and AFFO per share reflect the 2022 Convertible Notes in the form in which they were outstanding during each period. As such, Core FFO and AFFO per share do not treat the outstanding 2022 Convertible Notes as if converted for each of the periods presented.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (1)	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Common shares — basic	577,011,178	560,598,995	570,808,028	550,722,684
Shares potentially issuable from vesting/conversion of equity-based awards	1,560,214	1,272,378	1,454,170	1,224,594
Total common shares — diluted	578,571,392	561,871,373	572,262,198	551,947,278

Weighted average amounts for FFO (1)	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Common shares — basic	577,011,178	560,598,995	570,808,028	550,722,684
OP units — basic	2,538,285	3,463,285	3,074,549	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,783,766	1,593,488	1,756,872	1,565,564
Shares issuable from the 2022 Convertible Notes	—	—	12,964,322	15,100,443
Total common shares and units — diluted	581,333,229	565,655,768	588,603,771	570,851,976

Weighted average amounts for Core and AFFO (2)	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Common shares — basic	577,011,178	560,598,995	570,808,028	550,722,684
OP units — basic	2,538,285	3,463,285	3,074,549	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,783,766	1,593,488	1,756,872	1,565,564
Total common shares and units — diluted	581,333,229	565,655,768	575,639,449	555,751,533

Period end amounts for Core FFO, and AFFO (2)	September 30, 2021
Common shares	594,893,674
OP units	2,538,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,549,345
Total common shares and units — diluted	598,981,304

(1)See "Supplemental Schedule 1," footnote (1), for details on the treatment of the 2022 Convertible Notes in each specific period presented in the table.
(2)See "Supplemental Schedule 1," footnote (2), for details on the treatment of the 2022 Convertible Notes in each specific period presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — September 30, 2021
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,399,111		17.8%	4.0%	6.8
Floating — swapped to fixed	2,670,000		33.9%	3.9%	3.8
Floating	204,356		2.6%	1.2%	3.8
Total secured	4,273,467		54.3%	3.8%	4.8

Unsecured:
Fixed	1,096,491		13.9%	2.4%	8.8
Floating — swapped to fixed	2,500,000		31.8%	3.5%	4.3
Floating	—		—%	—%	—
Total unsecured	3,596,491		45.7%	3.2%	5.7

Total Debt:
Fixed + floating swapped to fixed (3)	7,665,602		97.4%	3.6%	5.2
Floating	204,356		2.6%	1.2%	3.8
Total debt	7,869,958		100.0%	3.5%	5.2
Unamortized discounts on notes payable	(13,002)
Deferred financing costs, net	(43,819)
Total Debt per Balance Sheet	7,813,137
Retained and repurchased certificates	(199,280)
Cash, ex-security deposits and letters of credit (4)	(653,475)
Deferred financing costs, net	43,819
Unamortized discounts on notes payable	13,002
Net debt	$7,017,203

Leverage Ratios	September 30, 2021
Net Debt / TTM Adjusted EBITDAre (5)	6.2	x

Credit Ratings	Ratings	Outlook
Fitch Ratings, Inc.	BBB	Stable
Moody's Investor Services	Baa3	Stable
Standard & Poor's Rating Services	BBB-	Stable

Unsecured Facility Covenant Compliance (6)			Unsecured Public Bond Covenant Compliance (7)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	34.5%	≤ 60%	Aggregate debt ratio	37.1%	≤ 65%
Secured leverage ratio	18.4%	≤ 45%	Secured debt ratio	19.7%	≤ 40%
Unencumbered leverage ratio	28.6%	≤ 60%	Unencumbered assets ratio	358.0%	≥ 150%
Fixed charge coverage ratio	4.0 x	≥ 1.5x	Debt service ratio	4.0 x	≥ 1.5x
Unsecured interest coverage ratio	6.2 x	≥ 1.75x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of September 30, 2021.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)In July 2021, the Company gave notice of intent to settle conversions of its 2022 Convertible Notes with common stock. As of September 30, 2021, $199 million of principal was converted into 8,723,421 shares of common stock at the election of the note holders. Net Debt / Trailing Twelve Months Adjusted EBITDAre presented in the table does not take into account the impact of the conversions of the remaining $146 million (par value) of the 2022 Convertible Notes outstanding as of September 30, 2021. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of the remaining $146 million (par value) 2022 Convertible Notes, Net Debt / Trailing Twelve Months Adjusted EBITDAre at September 30, 2021, would have been 6.1x.
(6)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(7)Covenant calculations are specifically defined in the Company's First Supplemental Indenture to the Base Indenture for its Senior Notes due 2031, and summarized in the "Glossary and Reconciliations" section of this report. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — September 30, 2021 (1)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total
2021	$—	$—	$—	$—	—%
2022	—	146,491	—	146,491	1.9%
2023	—	—	—	—	—%
2024	184,400	—	—	184,400	2.3%
2025	2,019,036	—	—	2,019,036	25.7%
2026	670,920	2,500,000	—	3,170,920	40.2%
2027	995,748	—	—	995,748	12.7%
2028	—	150,000	—	150,000	1.9%
2029	—	—	—	—	—%
2030	—	—	—	—	—%
2031	403,363	650,000	—	1,053,363	13.4%
2032	—	—	—	—	—%
2033	—	—	—	—	—%
2034	—	—	—	—	—%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%
	4,273,467	3,596,491	—	7,869,958	100.0%
Unamortized discounts on notes payable	(2,025)	(10,977)	—	(13,002)
Deferred financing costs	(12,321)	(31,498)	—	(43,819)
Total per Balance Sheet	$4,259,121	$3,554,016	$—	$7,813,137

(1)In July 2021, the Company gave notice of intent to settle conversions of its 2022 Convertible Notes with common stock. As of September 30, 2021, $199 million of principal was converted into 8,723,421 shares of common stock at the election of the note holders. The impact of the conversions of the remaining $146 million (par value) of the 2022 Convertible Notes outstanding as of September 30, 2021, is not included in the table.
(2)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of September 30, 2021 (1)
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (2)	Not Swapped	to Fixed	Fixed (3)	to Fixed	Rate Debt	Swaps	Debt	Impact (4)
4Q21	$7,869,958	2.6%	65.7%	31.7%	97.4%	1.0%	2.6%	3.3%	3.5%
2022	7,729,487	2.6%	66.9%	30.5%	97.4%	1.0%	2.7%	3.3%	3.6%
2023	7,723,467	2.6%	66.9%	30.5%	97.4%	1.0%	2.8%	3.3%	3.6%
2024	7,712,383	3.4%	66.2%	30.4%	96.6%	1.0%	2.8%	3.3%	3.6%
2025	6,328,701	38.6%	24.3%	37.1%	61.4%	1.1%	3.0%	3.3%	2.7%
2026	2,577,983	8.9%	—%	91.1%	91.1%	1.0%	N/A	3.3%	3.1%
2027	1,789,855	—%	—%	100.0%	100.0%	N/A	N/A	3.0%	3.0%
2028	1,263,199	—%	—%	100.0%	100.0%	N/A	N/A	2.7%	2.7%
2029	1,203,363	—%	—%	100.0%	100.0%	N/A	N/A	2.7%	2.7%

(1)In July 2021, the Company gave notice of intent to settle conversions of its 2022 Convertible Notes with common stock. As of September 30, 2021, $199 million of principal was converted into 8,723,421 shares of common stock at the election of the note holders. In this table, the remaining $146 million (par value) of the 2022 Convertible Notes outstanding as of September 30, 2021, are assumed to convert in January 2022.
(2)In each period, represents September 30, 2021 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Assumes September 30, 2021, LIBOR rate of 0.08% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of September 30, 2021, as well as the rate for 30-day LIBOR as of September 30, 2021. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change or be replaced by other alternative benchmark rates. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2021
Total Portfolio	81,549
Same Store Portfolio	72,423
Same Store % of Total	88.8%

Core Revenues	Q3 2021	Q3 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total Portfolio	$480,206	$435,509	10.3%	$1,394,462	$1,294,855	7.7%
Same Store Portfolio	433,259	401,453	7.9%	1,263,721	1,199,393	5.4%

Core Operating Expenses	Q3 2021	Q3 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total Portfolio	$156,512	$154,322	1.4%	$449,491	$448,042	0.3%
Same Store Portfolio	142,757	141,942	0.6%	409,536	410,574	(0.3)%

Net Operating Income	Q3 2021	Q3 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total Portfolio	$323,694	$281,187	15.1%	$944,971	$846,813	11.6%
Same Store Portfolio	290,502	259,511	11.9%	854,185	788,819	8.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2021	Q3 2020	YoY	Q2 2021	Seq	YTD 2021	YTD 2020	YoY
Revenues:
Rental revenues (1)	$419,107	$391,311	7.1%	$407,131	2.9%	$1,225,860	$1,166,201	5.1%
Other property income, net (1)(2)(3)	14,152	10,142	39.5%	13,546	4.5%	37,861	33,192	14.1%
Core Revenues	433,259	401,453	7.9%	420,677	3.0%	1,263,721	1,199,393	5.4%

Fixed Expenses:
Property taxes	72,059	70,242	2.6%	70,950	1.6%	214,342	209,763	2.2%
Insurance expenses	8,201	7,736	6.0%	8,222	(0.3)%	24,335	23,318	4.4%
HOA expenses	8,990	8,220	9.4%	8,093	11.1%	25,201	23,616	6.7%

Controllable Expenses:
Repairs and maintenance, net (4)	23,322	24,424	(4.5)%	19,490	19.7%	59,222	61,501	(3.7)%
Personnel	16,267	15,115	7.6%	15,266	6.6%	46,662	44,964	3.8%
Turnover, net (4)	8,401	9,209	(8.8)%	8,129	3.3%	23,262	25,765	(9.7)%
Utilities and property administrative, net (4)	2,995	4,029	(25.7)%	2,906	3.1%	8,796	12,708	(30.8)%
Leasing and marketing	2,522	2,967	(15.0)%	2,577	(2.1)%	7,716	8,939	(13.7)%
Core Operating Expenses	142,757	141,942	0.6%	135,633	5.3%	409,536	410,574	(0.3)%

Net Operating Income	$290,502	$259,511	11.9%	$285,044	1.9%	$854,185	$788,819	8.3%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt as a percentage of gross rental revenue in Q3 2021 decreased by 100 basis points from Q3 2020, while the increase in bad debt against rental revenues for YTD 2021 was a 29 basis point drag on year over year Same Store Core Revenues growth.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. Since Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.
(3)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $25,259, $21,889, $23,625, $71,281, and $59,474 for Q3 2021, Q3 2020, Q2 2021, YTD 2021, and YTD 2020, respectively.
(4)Expenses are presented net of applicable resident recoveries.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020

Average Occupancy	98.1%	98.3%	98.4%	98.1%	97.8%
Turnover Rate	6.3%	6.6%	5.3%	5.6%	7.4%
Trailing four quarters Turnover Rate	23.8%	24.9%	25.3%	26.4%	N/A
Average Monthly Rent	$1,989	$1,941	$1,914	$1,898	$1,880
Rental Rate Growth (lease-over-lease):
Renewals	7.8%	5.7%	4.3%	3.8%	3.2%
New leases	18.4%	13.8%	8.0%	6.8%	5.6%
Blended	10.6%	7.9%	5.4%	4.8%	4.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended September 30, 2021 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	7,894	98.3%	$2,670	$1.57	12.6%
Northern California	4,322	96.5%	2,333	1.50	6.1%
Seattle	3,908	95.3%	2,392	1.24	5.5%
Phoenix	8,626	96.3%	1,647	0.99	8.8%
Las Vegas	3,021	97.7%	1,855	0.93	3.6%
Denver	2,598	90.6%	2,241	1.23	3.4%
Western US Subtotal	30,369	96.4%	2,181	1.26	40.0%

Florida:
South Florida	8,239	97.6%	2,355	1.26	12.1%
Tampa	8,336	97.8%	1,831	0.98	9.7%
Orlando	6,310	97.3%	1,830	0.98	7.3%
Jacksonville	1,880	98.2%	1,832	0.92	2.2%
Florida Subtotal	24,765	97.6%	2,006	1.07	31.3%

Southeast United States:
Atlanta	12,619	97.4%	1,671	0.81	13.2%
Carolinas	5,132	96.5%	1,736	0.81	5.4%
Southeast US Subtotal	17,751	97.1%	1,690	0.81	18.6%

Texas:
Houston	2,139	96.7%	1,647	0.85	2.2%
Dallas	2,827	96.7%	1,915	0.93	3.3%
Texas Subtotal	4,966	96.7%	1,799	0.90	5.5%

Midwest United States:
Chicago	2,573	97.7%	2,068	1.28	3.2%
Minneapolis	1,122	96.0%	2,036	1.04	1.4%
Midwest US Subtotal	3,695	97.2%	2,058	1.20	4.6%

Announced Market-in-Exit:
Nashville (2)	3	33.7%	3,694	1.06	—%

Total / Average	81,549	97.0%	$1,991	$1.06	100.0%
Same Store Total / Average	72,423	98.1%	$1,989	$1.07	90.2%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining three homes in the market as of September 30, 2021.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q3 2021	# Homes	Q3 2021	Q3 2020	Change	Q3 2021	Q3 2020	Change	Q3 2021	Q3 2020	Change
Western United States:
Southern California	7,577	$2,670	$2,533	5.4%	98.8%	98.5%	0.3%	$58,822	$54,659	7.6%
Northern California	3,826	2,321	2,197	5.6%	98.6%	98.7%	(0.1)%	26,591	24,595	8.1%
Seattle	3,264	2,370	2,295	3.3%	97.7%	98.1%	(0.4)%	22,483	22,082	1.8%
Phoenix	7,120	1,602	1,465	9.4%	98.2%	98.4%	(0.2)%	34,937	31,704	10.2%
Las Vegas	2,416	1,848	1,703	8.5%	98.3%	98.6%	(0.3)%	13,677	12,089	13.1%
Denver	1,776	2,193	2,080	5.4%	96.8%	98.1%	(1.3)%	11,722	11,098	5.6%
Western US Subtotal	25,979	2,180	2,053	6.2%	98.3%	98.4%	(0.1)%	168,232	156,227	7.7%

Florida:
South Florida	7,809	2,368	2,248	5.3%	98.2%	96.6%	1.6%	55,994	51,086	9.6%
Tampa	7,687	1,825	1,723	5.9%	98.4%	97.6%	0.8%	43,251	39,466	9.6%
Orlando	5,604	1,813	1,720	5.4%	98.0%	97.3%	0.7%	31,215	28,839	8.2%
Jacksonville	1,838	1,829	1,734	5.5%	98.6%	97.3%	1.3%	10,437	9,556	9.2%
Florida Subtotal	22,938	2,007	1,901	5.6%	98.3%	97.2%	1.1%	140,897	128,947	9.3%

Southeast United States:
Atlanta	11,547	1,666	1,563	6.6%	97.9%	97.9%	—%	58,126	53,427	8.8%
Carolinas	4,474	1,724	1,629	5.8%	97.8%	98.2%	(0.4)%	23,484	21,861	7.4%
Southeast US Subtotal	16,021	1,682	1,582	6.3%	97.8%	98.0%	(0.2)%	81,610	75,288	8.4%

Texas:
Houston	1,861	1,645	1,589	3.5%	97.4%	97.0%	0.4%	9,277	8,841	4.9%
Dallas	1,956	1,931	1,843	4.8%	97.8%	97.5%	0.3%	11,147	10,776	3.4%
Texas Subtotal	3,817	1,792	1,719	4.2%	97.6%	97.3%	0.3%	20,424	19,617	4.1%

Midwest United States:
Chicago	2,550	2,069	2,012	2.8%	98.2%	98.1%	0.1%	15,441	14,871	3.8%
Minneapolis	1,118	2,037	1,951	4.4%	96.3%	98.0%	(1.7)%	6,655	6,503	2.3%
Midwest US Subtotal	3,668	2,060	1,994	3.3%	97.6%	98.1%	(0.5)%	22,096	21,374	3.4%

Same Store Total / Average	72,423	$1,989	$1,880	5.8%	98.1%	97.8%	0.3%	$433,259	$401,453	7.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q3 2021	# Homes	Q3 2021	Q2 2021	Change	Q3 2021	Q2 2021	Change	Q3 2021	Q2 2021	Change
Western United States:
Southern California	7,577	$2,670	$2,611	2.3%	98.8%	98.8%	—%	$58,822	$55,713	5.6%
Northern California	3,826	2,321	2,262	2.6%	98.6%	99.0%	(0.4)%	26,591	25,206	5.5%
Seattle	3,264	2,370	2,345	1.1%	97.7%	98.8%	(1.1)%	22,483	22,353	0.6%
Phoenix	7,120	1,602	1,549	3.4%	98.2%	98.6%	(0.4)%	34,937	33,995	2.8%
Las Vegas	2,416	1,848	1,784	3.6%	98.3%	98.5%	(0.2)%	13,677	12,889	6.1%
Denver	1,776	2,193	2,144	2.3%	96.8%	98.0%	(1.2)%	11,722	11,684	0.3%
Western US Subtotal	25,979	2,180	2,126	2.5%	98.3%	98.7%	(0.4)%	168,232	161,840	3.9%

Florida:
South Florida	7,809	2,368	2,310	2.5%	98.2%	98.1%	0.1%	55,994	54,668	2.4%
Tampa	7,687	1,825	1,777	2.7%	98.4%	98.2%	0.2%	43,251	41,903	3.2%
Orlando	5,604	1,813	1,769	2.5%	98.0%	98.0%	—%	31,215	30,595	2.0%
Jacksonville	1,838	1,829	1,788	2.3%	98.6%	98.6%	—%	10,437	10,081	3.5%
Florida Subtotal	22,938	2,007	1,957	2.6%	98.3%	98.1%	0.2%	140,897	137,247	2.7%

Southeast United States:
Atlanta	11,547	1,666	1,622	2.7%	97.9%	98.2%	(0.3)%	58,126	56,328	3.2%
Carolinas	4,474	1,724	1,681	2.6%	97.8%	98.1%	(0.3)%	23,484	22,852	2.8%
Southeast US Subtotal	16,021	1,682	1,639	2.6%	97.8%	98.2%	(0.4)%	81,610	79,180	3.1%

Texas:
Houston	1,861	1,645	1,623	1.4%	97.4%	97.8%	(0.4)%	9,277	9,238	0.4%
Dallas	1,956	1,931	1,887	2.3%	97.8%	98.0%	(0.2)%	11,147	11,203	(0.5)%
Texas Subtotal	3,817	1,792	1,759	1.9%	97.6%	97.9%	(0.3)%	20,424	20,441	(0.1)%

Midwest United States:
Chicago	2,550	2,069	2,041	1.4%	98.2%	98.6%	(0.4)%	15,441	15,415	0.2%
Minneapolis	1,118	2,037	2,001	1.8%	96.3%	97.9%	(1.6)%	6,655	6,554	1.5%
Midwest US Subtotal	3,668	2,060	2,029	1.5%	97.6%	98.4%	(0.8)%	22,096	21,969	0.6%

Same Store Total / Average	72,423	$1,989	$1,941	2.5%	98.1%	98.3%	(0.2)%	$433,259	$420,677	3.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2021	# Homes	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change
Western United States:
Southern California	7,577	$2,624	$2,511	4.5%	98.8%	97.8%	1.0%	$169,433	$165,087	2.6%
Northern California	3,826	2,277	2,177	4.6%	98.9%	98.2%	0.7%	76,521	73,873	3.6%
Seattle	3,264	2,341	2,287	2.4%	98.4%	97.5%	0.9%	66,636	66,405	0.3%
Phoenix	7,120	1,555	1,445	7.6%	98.5%	98.0%	0.5%	101,858	94,032	8.3%
Las Vegas	2,416	1,794	1,681	6.7%	98.4%	97.9%	0.5%	39,052	36,186	7.9%
Denver	1,776	2,151	2,060	4.4%	97.4%	97.5%	(0.1)%	34,733	32,953	5.4%
Western US Subtotal	25,979	2,135	2,033	5.0%	98.6%	97.9%	0.7%	488,233	468,536	4.2%

Florida:
South Florida	7,809	2,318	2,237	3.6%	98.0%	96.6%	1.4%	163,551	153,160	6.8%
Tampa	7,687	1,784	1,712	4.2%	98.2%	97.0%	1.2%	125,789	117,720	6.9%
Orlando	5,604	1,776	1,706	4.1%	98.0%	97.0%	1.0%	91,474	85,816	6.6%
Jacksonville	1,838	1,793	1,720	4.2%	98.7%	96.8%	1.9%	30,450	28,374	7.3%
Florida Subtotal	22,938	1,964	1,889	4.0%	98.1%	96.8%	1.3%	411,264	385,070	6.8%

Southeast United States:
Atlanta	11,547	1,628	1,551	5.0%	98.2%	97.1%	1.1%	169,296	158,599	6.7%
Carolinas	4,474	1,687	1,619	4.2%	98.1%	97.6%	0.5%	68,617	65,034	5.5%
Southeast US Subtotal	16,021	1,645	1,570	4.8%	98.1%	97.3%	0.8%	237,913	223,633	6.4%

Texas:
Houston	1,861	1,625	1,581	2.8%	97.7%	96.6%	1.1%	27,424	26,250	4.5%
Dallas	1,956	1,895	1,832	3.4%	97.9%	96.6%	1.3%	33,178	31,960	3.8%
Texas Subtotal	3,817	1,763	1,710	3.1%	97.8%	96.6%	1.2%	60,602	58,210	4.1%

Midwest United States:
Chicago	2,550	2,043	2,005	1.9%	98.5%	97.6%	0.9%	45,958	44,702	2.8%
Minneapolis	1,118	2,003	1,932	3.7%	97.4%	97.3%	0.1%	19,751	19,242	2.6%
Midwest US Subtotal	3,668	2,031	1,983	2.4%	98.2%	97.5%	0.7%	65,709	63,944	2.8%

Same Store Total / Average	72,423	$1,948	$1,866	4.4%	98.3%	97.3%	1.0%	$1,263,721	$1,199,393	5.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2021	Q3 2021	Q3 2020	Change	Q3 2021	Q3 2020	Change	Q3 2021	Q3 2020	Change	Q3 2021	Q3 2020
Western United States:
Southern California	$58,822	$54,659	7.6%	$17,390	$18,508	(6.0)%	$41,432	$36,151	14.6%	70.4%	66.1%
Northern California	26,591	24,595	8.1%	7,180	7,258	(1.1)%	19,411	17,337	12.0%	73.0%	70.5%
Seattle	22,483	22,082	1.8%	6,296	6,159	2.2%	16,187	15,923	1.7%	72.0%	72.1%
Phoenix	34,937	31,704	10.2%	8,313	7,818	6.3%	26,624	23,886	11.5%	76.2%	75.3%
Las Vegas	13,677	12,089	13.1%	3,393	3,111	9.1%	10,284	8,978	14.5%	75.2%	74.3%
Denver	11,722	11,098	5.6%	2,624	2,558	2.6%	9,098	8,540	6.5%	77.6%	77.0%
Western US Subtotal	168,232	156,227	7.7%	45,196	45,412	(0.5)%	123,036	110,815	11.0%	73.1%	70.9%

Florida:
South Florida	55,994	51,086	9.6%	23,376	23,044	1.4%	32,618	28,042	16.3%	58.3%	54.9%
Tampa	43,251	39,466	9.6%	16,776	16,167	3.8%	26,475	23,299	13.6%	61.2%	59.0%
Orlando	31,215	28,839	8.2%	11,106	11,171	(0.6)%	20,109	17,668	13.8%	64.4%	61.3%
Jacksonville	10,437	9,556	9.2%	3,674	3,682	(0.2)%	6,763	5,874	15.1%	64.8%	61.5%
Florida Subtotal	140,897	128,947	9.3%	54,932	54,064	1.6%	85,965	74,883	14.8%	61.0%	58.1%

Southeast United States:
Atlanta	58,126	53,427	8.8%	18,203	17,858	1.9%	39,923	35,569	12.2%	68.7%	66.6%
Carolinas	23,484	21,861	7.4%	6,525	6,600	(1.1)%	16,959	15,261	11.1%	72.2%	69.8%
Southeast US Subtotal	81,610	75,288	8.4%	24,728	24,458	1.1%	56,882	50,830	11.9%	69.7%	67.5%

Texas:
Houston	9,277	8,841	4.9%	4,435	4,313	2.8%	4,842	4,528	6.9%	52.2%	51.2%
Dallas	11,147	10,776	3.4%	4,696	4,690	0.1%	6,451	6,086	6.0%	57.9%	56.5%
Texas Subtotal	20,424	19,617	4.1%	9,131	9,003	1.4%	11,293	10,614	6.4%	55.3%	54.1%

Midwest United States:
Chicago	15,441	14,871	3.8%	6,388	6,693	(4.6)%	9,053	8,178	10.7%	58.6%	55.0%
Minneapolis	6,655	6,503	2.3%	2,382	2,312	3.0%	4,273	4,191	2.0%	64.2%	64.4%
Midwest US Subtotal	22,096	21,374	3.4%	8,770	9,005	(2.6)%	13,326	12,369	7.7%	60.3%	57.9%

Same Store Total / Average	$433,259	$401,453	7.9%	$142,757	$141,942	0.6%	$290,502	$259,511	11.9%	67.1%	64.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2021	Q3 2021	Q2 2021	Change	Q3 2021	Q2 2021	Change	Q3 2021	Q2 2021	Change	Q3 2021	Q2 2021
Western United States:
Southern California	$58,822	$55,713	5.6%	$17,390	$16,717	4.0%	$41,432	$38,996	6.2%	70.4%	70.0%
Northern California	26,591	25,206	5.5%	7,180	7,070	1.6%	19,411	18,136	7.0%	73.0%	72.0%
Seattle	22,483	22,353	0.6%	6,296	5,954	5.7%	16,187	16,399	(1.3)%	72.0%	73.4%
Phoenix	34,937	33,995	2.8%	8,313	7,312	13.7%	26,624	26,683	(0.2)%	76.2%	78.5%
Las Vegas	13,677	12,889	6.1%	3,393	2,908	16.7%	10,284	9,981	3.0%	75.2%	77.4%
Denver	11,722	11,684	0.3%	2,624	2,363	11.0%	9,098	9,321	(2.4)%	77.6%	79.8%
Western US Subtotal	168,232	161,840	3.9%	45,196	42,324	6.8%	123,036	119,516	2.9%	73.1%	73.8%

Florida:
South Florida	55,994	54,668	2.4%	23,376	21,906	6.7%	32,618	32,762	(0.4)%	58.3%	59.9%
Tampa	43,251	41,903	3.2%	16,776	15,874	5.7%	26,475	26,029	1.7%	61.2%	62.1%
Orlando	31,215	30,595	2.0%	11,106	10,494	5.8%	20,109	20,101	—%	64.4%	65.7%
Jacksonville	10,437	10,081	3.5%	3,674	3,408	7.8%	6,763	6,673	1.3%	64.8%	66.2%
Florida Subtotal	140,897	137,247	2.7%	54,932	51,682	6.3%	85,965	85,565	0.5%	61.0%	62.3%

Southeast United States:
Atlanta	58,126	56,328	3.2%	18,203	17,562	3.6%	39,923	38,766	3.0%	68.7%	68.8%
Carolinas	23,484	22,852	2.8%	6,525	6,243	4.5%	16,959	16,609	2.1%	72.2%	72.7%
Southeast US Subtotal	81,610	79,180	3.1%	24,728	23,805	3.9%	56,882	55,375	2.7%	69.7%	69.9%

Texas:
Houston	9,277	9,238	0.4%	4,435	4,267	3.9%	4,842	4,971	(2.6)%	52.2%	53.8%
Dallas	11,147	11,203	(0.5)%	4,696	4,533	3.6%	6,451	6,670	(3.3)%	57.9%	59.5%
Texas Subtotal	20,424	20,441	(0.1)%	9,131	8,800	3.8%	11,293	11,641	(3.0)%	55.3%	56.9%

Midwest United States:
Chicago	15,441	15,415	0.2%	6,388	6,925	(7.8)%	9,053	8,490	6.6%	58.6%	55.1%
Minneapolis	6,655	6,554	1.5%	2,382	2,097	13.6%	4,273	4,457	(4.1)%	64.2%	68.0%
Midwest US Subtotal	22,096	21,969	0.6%	8,770	9,022	(2.8)%	13,326	12,947	2.9%	60.3%	58.9%

Same Store Total / Average	$433,259	$420,677	3.0%	$142,757	$135,633	5.3%	$290,502	$285,044	1.9%	67.1%	67.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2021	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020
Western United States:
Southern California	$169,433	$165,087	2.6%	$50,902	$53,935	(5.6)%	$118,531	$111,152	6.6%	70.0%	67.3%
Northern California	76,521	73,873	3.6%	21,125	21,495	(1.7)%	55,396	52,378	5.8%	72.4%	70.9%
Seattle	66,636	66,405	0.3%	18,333	18,234	0.5%	48,303	48,171	0.3%	72.5%	72.5%
Phoenix	101,858	94,032	8.3%	22,862	22,723	0.6%	78,996	71,309	10.8%	77.6%	75.8%
Las Vegas	39,052	36,186	7.9%	9,062	8,660	4.6%	29,990	27,526	9.0%	76.8%	76.1%
Denver	34,733	32,953	5.4%	7,236	7,136	1.4%	27,497	25,817	6.5%	79.2%	78.3%
Western US Subtotal	488,233	468,536	4.2%	129,520	132,183	(2.0)%	358,713	336,353	6.6%	73.5%	71.8%

Florida:
South Florida	163,551	153,160	6.8%	66,897	66,512	0.6%	96,654	86,648	11.5%	59.1%	56.6%
Tampa	125,789	117,720	6.9%	47,929	46,387	3.3%	77,860	71,333	9.2%	61.9%	60.6%
Orlando	91,474	85,816	6.6%	31,567	31,827	(0.8)%	59,907	53,989	11.0%	65.5%	62.9%
Jacksonville	30,450	28,374	7.3%	10,422	10,415	0.1%	20,028	17,959	11.5%	65.8%	63.3%
Florida Subtotal	411,264	385,070	6.8%	156,815	155,141	1.1%	254,449	229,929	10.7%	61.9%	59.7%

Southeast United States:
Atlanta	169,296	158,599	6.7%	52,297	51,785	1.0%	116,999	106,814	9.5%	69.1%	67.3%
Carolinas	68,617	65,034	5.5%	18,753	18,789	(0.2)%	49,864	46,245	7.8%	72.7%	71.1%
Southeast US Subtotal	237,913	223,633	6.4%	71,050	70,574	0.7%	166,863	153,059	9.0%	70.1%	68.4%

Texas:
Houston	27,424	26,250	4.5%	12,726	12,437	2.3%	14,698	13,813	6.4%	53.6%	52.6%
Dallas	33,178	31,960	3.8%	13,088	13,409	(2.4)%	20,090	18,551	8.3%	60.6%	58.0%
Texas Subtotal	60,602	58,210	4.1%	25,814	25,846	(0.1)%	34,788	32,364	7.5%	57.4%	55.6%

Midwest United States:
Chicago	45,958	44,702	2.8%	19,916	20,420	(2.5)%	26,042	24,282	7.2%	56.7%	54.3%
Minneapolis	19,751	19,242	2.6%	6,421	6,410	0.2%	13,330	12,832	3.9%	67.5%	66.7%
Midwest US Subtotal	65,709	63,944	2.8%	26,337	26,830	(1.8)%	39,372	37,114	6.1%	59.9%	58.0%

Same Store Total / Average	$1,263,721	$1,199,393	5.4%	$409,536	$410,574	(0.3)%	$854,185	$788,819	8.3%	67.6%	65.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2021			YTD 2021
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.3%	12.6%	7.6%	5.6%	11.0%	6.8%
Northern California	6.3%	18.0%	8.8%	5.6%	14.5%	7.6%
Seattle	7.0%	20.9%	10.4%	2.8%	16.1%	6.0%
Phoenix	11.8%	29.2%	15.9%	9.4%	22.5%	12.7%
Las Vegas	11.7%	29.9%	15.9%	9.3%	21.3%	12.6%
Denver	7.6%	11.8%	9.0%	6.1%	9.7%	7.2%
Western US Subtotal	8.1%	19.7%	10.8%	6.3%	15.6%	8.6%

Florida:
South Florida	9.1%	17.9%	11.3%	7.0%	11.4%	8.1%
Tampa	7.7%	21.4%	11.7%	6.0%	14.2%	8.7%
Orlando	5.7%	17.1%	9.4%	4.8%	12.1%	7.3%
Jacksonville	5.0%	19.1%	9.8%	4.5%	13.9%	7.6%
Florida Subtotal	7.7%	18.8%	10.9%	6.1%	12.6%	8.1%

Southeast United States:
Atlanta	7.8%	20.6%	11.1%	6.4%	16.2%	9.0%
Carolinas	8.0%	15.3%	10.2%	6.3%	11.7%	7.9%
Southeast US Subtotal	7.9%	18.8%	10.8%	6.4%	14.8%	8.7%

Texas:
Houston	5.3%	10.8%	6.9%	4.3%	7.6%	5.2%
Dallas	6.6%	15.8%	9.4%	5.5%	10.7%	7.1%
Texas Subtotal	6.0%	13.6%	8.2%	4.9%	9.4%	6.2%

Midwest United States:
Chicago	6.3%	10.9%	7.5%	4.3%	7.8%	5.1%
Minneapolis	6.9%	10.3%	8.1%	5.8%	8.3%	6.5%
Midwest US Subtotal	6.5%	10.7%	7.7%	4.7%	8.0%	5.5%

Same Store Total / Average	7.8%	18.4%	10.6%	6.1%	13.6%	8.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
R&M OpEx, net	$23,322	$19,490	$16,410	$18,838	$24,424
Turn OpEx, net	8,401	8,129	6,732	7,320	9,209
Total recurring operating expenses, net	$31,723	$27,619	$23,142	$26,158	$33,633

R&M CapEx	$25,222	$19,133	$16,587	$20,236	$24,080
Turn CapEx	7,998	6,975	5,887	5,794	6,953
Total recurring capital expenditures	$33,220	$26,108	$22,474	$26,030	$31,033

R&M OpEx, net + R&M CapEx	$48,544	$38,623	$32,997	$39,074	$48,504
Turn OpEx, net + Turn CapEx	16,399	15,104	12,619	13,114	16,162
Total Cost to Maintain, net	$64,943	$53,727	$45,616	$52,188	$64,666

Per Home ($)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Total Cost to Maintain, net	$897	$742	$630	$721	$893

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Recurring CapEx	$36,215	$28,693	$24,454	$28,485	$33,861
Value Enhancing CapEx	12,302	9,039	8,945	10,459	10,286
Initial Renovation CapEx	20,254	16,635	19,320	28,539	13,385
Disposition CapEx	682	1,557	1,748	1,746	1,748
Total Capital Expenditures	$69,453	$55,924	$54,467	$69,229	$59,280

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Property management expense (GAAP)	$17,886	$14,824	$51,424	$43,725
Adjustments:
Share-based compensation expense	(1,277)	(1,253)	(4,154)	(2,533)
Adjusted property management expense	$16,609	$13,571	$47,270	$41,192

Adjusted G&A Expense	Q3 2021	Q3 2020	YTD 2021	YTD 2020
G&A expense (GAAP)	$19,369	$17,972	$56,147	$46,626
Adjustments:
Share-based compensation expense	(4,775)	(4,833)	(16,918)	(9,760)
Severance expense	(226)	(133)	(500)	(388)
Adjusted G&A expense	$14,368	$13,006	$38,729	$36,478

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q3 2021
(unaudited)
	6/30/2021	Q3 2021 Acquisitions (1)		Q3 2021 Dispositions (2)		9/30/2021
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,909	—	$—	15	$540,571	7,894
Northern California	4,241	95	580,695	14	478,414	4,322
Seattle	3,753	156	537,164	1	490,000	3,908
Phoenix	8,338	303	443,538	15	281,500	8,626
Las Vegas	3,017	6	396,735	2	307,500	3,021
Denver	2,466	139	489,215	7	376,429	2,598
Western US Subtotal	29,724	699	491,755	54	421,646	30,369

Florida:
South Florida	8,243	37	290,614	41	350,556	8,239
Tampa	8,236	109	378,324	9	305,590	8,336
Orlando	6,261	50	373,835	1	279,250	6,310
Jacksonville	1,874	6	389,886	—	—	1,880
Florida Subtotal	24,614	202	361,491	51	341,223	24,765

Southeast United States:
Atlanta	12,573	59	306,388	13	241,985	12,619
Carolinas	5,037	97	343,819	2	252,450	5,132
Southeast US Subtotal	17,610	156	329,662	15	243,380	17,751

Texas:
Houston	2,142	2	305,726	5	161,000	2,139
Dallas	2,810	23	326,210	6	273,500	2,827
Texas Subtotal	4,952	25	324,571	11	222,364	4,966

Midwest United States:
Chicago	2,585	—	—	12	281,608	2,573
Minneapolis	1,123	—	—	1	290,000	1,122
Midwest US Subtotal	3,708	—	—	13	282,254	3,695

Announced Market-in-Exit:
Nashville (3)	4	—	—	1	690,000	3

Total / Average	80,612	1,082	$440,203	145	$349,154	81,549

Joint Venture Portfolio
Rockpoint Joint Venture (4)	820	602	$407,441	—	$—	1,422
FNMA Joint Venture (5)	548	—	—	16	399,979	532

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8 (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.0%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.1%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining three homes in the market as of September 30, 2021.
(4)Represents portfolio in the Company's unconsolidated joint venture with Rockpoint Group, of which Invitation Homes owns 20%.
(5)Represents portfolio in the Company's unconsolidated joint venture with Federal National Mortgage Association, of which Invitation Homes owns 10%.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty (gains) losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 32 net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; joint venture management fees; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 33

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 34

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "Term Loan Facility") (together, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Unsecured Credit Agreement"). The metrics provided under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreement. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreement. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreement.

The metrics set forth under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreement than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020.
The breach of any of the covenants set forth in the Unsecured Credit Agreement could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facility, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 35 covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes due 2031, as set forth in the First Supplemental Indenture to the Base Indenture for the notes (together, the "Indenture"). The metrics provided under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occured at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreement, see Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on August 6, 2021.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes due 2031, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Total revenues (Total Portfolio)	$509,532	$491,633	$475,225	$464,100	$459,184
Joint venture management fees	(1,354)	(1,015)	(771)	—	—
Total portfolio resident recoveries	(27,972)	(26,076)	(24,740)	(23,885)	(23,675)
Total Core Revenues (Total Portfolio)	480,206	464,542	449,714	440,215	435,509
Non-Same Store Core Revenues	(46,947)	(43,865)	(39,929)	(36,334)	(34,056)
Same Store Core Revenues	$433,259	$420,677	$409,785	$403,881	$401,453

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Total revenues (Total Portfolio)	$1,476,390	$1,358,728
Joint venture management fees	(3,140)	—
Total Portfolio resident recoveries	(78,788)	(63,873)
Total Core Revenues (Total Portfolio)	1,394,462	1,294,855
Non-Same Store Core Revenues	(130,741)	(95,462)
Same Store Core Revenues	$1,263,721	$1,199,393

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 37

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Property operating and maintenance expenses (Total Portfolio)	$184,484	$175,422	$168,373	$168,628	$177,997
Total Portfolio resident recoveries	(27,972)	(26,076)	(24,740)	(23,885)	(23,675)
Core Operating Expenses (Total Portfolio)	156,512	149,346	143,633	144,743	154,322
Non-Same Store Core Operating Expenses	(13,755)	(13,713)	(12,487)	(12,557)	(12,380)
Same Store Core Operating Expenses	$142,757	$135,633	$131,146	$132,186	$141,942

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Property operating and maintenance expenses (Total Portfolio)	$528,279	$511,915
Total Portfolio resident recoveries	(78,788)	(63,873)
Core Operating Expenses (Total Portfolio)	449,491	448,042
Non-Same Store Core Operating Expenses	(39,955)	(37,468)
Same Store Core Operating Expenses	$409,536	$410,574

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net income available to common stockholders	$69,108	$60,242	$57,272	$70,586	$32,540
Net income available to participating securities	69	96	95	113	114
Non-controlling interests	318	350	355	431	211
Interest expense	79,370	80,764	83,406	95,382	87,713
Depreciation and amortization	150,694	145,280	144,501	142,090	138,147
Property management expense	17,886	17,696	15,842	14,888	14,824
General and administrative	19,369	19,828	16,950	16,679	17,972
Impairment and other	4,294	980	356	(3,974)	1,723
Gain on sale of property, net of tax	(13,047)	(17,919)	(14,484)	(13,121)	(15,106)
(Gains) losses on investments in equity securities, net	(4,319)	7,002	3,140	(29,689)	—
Other, net	1,508	1,903	(230)	2,087	3,049
Joint venture management fees	(1,354)	(1,015)	(771)	—	—
Income from investments in unconsolidated joint ventures	(202)	(11)	(351)	—	—
NOI (Total Portfolio)	323,694	315,196	306,081	295,472	281,187
Non-Same Store NOI	(33,192)	(30,152)	(27,442)	(23,777)	(21,676)
Same Store NOI	$290,502	$285,044	$278,639	$271,695	$259,511

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Net income available to common stockholders	$186,622	$125,178
Net income available to participating securities	260	335
Non-controlling interests	1,023	806
Interest expense	243,540	258,541
Depreciation and amortization	440,475	410,440
Property management expense	51,424	43,725
General and administrative	56,147	46,626
Impairment and other	5,630	4,670
Gain on sale of property, net of tax	(45,450)	(41,473)
(Gains) losses on investments in equity securities, net	5,823	(34)
Other, net	3,181	(2,001)
Joint venture management fees	(3,140)	—
Income from investments in unconsolidated joint ventures	(564)	—
NOI (Total Portfolio)	944,971	846,813
Non-Same Store NOI	(90,786)	(57,994)
Same Store NOI	$854,185	$788,819

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Net income available to common stockholders	$69,108	$32,540	$186,622	$125,178
Net income available to participating securities	69	114	260	335
Non-controlling interests	318	211	1,023	806
Interest expense	79,370	87,713	243,540	258,541
Interest expense in unconsolidated joint ventures	370	—	669	—
Depreciation and amortization	150,694	138,147	440,475	410,440
Depreciation and amortization of real estate assets in unconsolidated joint ventures	389	—	739	—
EBITDA	300,318	258,725	873,328	795,300
Gain on sale of property, net of tax	(13,047)	(15,106)	(45,450)	(41,473)
Impairment on depreciated real estate investments	126	289	650	4,202
Net gain on sale of investments in unconsolidated joint ventures	(360)	—	(800)	—
EBITDAre	287,037	243,908	827,728	758,029
Share-based compensation expense	6,052	6,086	21,072	12,293
Severance	226	133	500	388
Casualty losses, net	4,168	1,434	4,980	468
(Gains) losses on investments in equity securities, net	(4,319)	—	5,823	(34)
Other, net	1,508	3,049	3,181	(2,001)
Adjusted EBITDAre	$294,672	$254,610	$863,284	$769,143

	Trailing Twelve Months (TTM) Ended
	September 30, 2021	December 31, 2020
Net income available to common stockholders	$257,208	$195,764
Net income available to participating securities	373	448
Non-controlling interests	1,454	1,237
Interest expense	338,922	353,923
Interest expense in unconsolidated joint ventures	669	—
Depreciation and amortization	582,565	552,530
Depreciation and amortization of real estate assets in unconsolidated joint ventures	739	—
EBITDA	1,181,930	1,103,902
Gain on sale of property, net of tax	(58,571)	(54,594)
Impairment on depreciated real estate investments	1,026	4,578
Net gain on sale of investments in unconsolidated joint ventures	(800)	—
EBITDAre	1,123,585	1,053,886
Share-based compensation expense	25,869	17,090
Severance	713	601
Casualty (gains) losses, net	630	(3,882)
(Gains) losses on investments in equity securities, net	(23,866)	(29,723)
Other, net	5,268	86
Adjusted EBITDAre	$1,132,199	$1,038,058

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	September 30, 2021		December 31, 2020
Mortgage loans, net	$3,857,863		$4,820,098
Secured term loan, net	401,258		401,095
Unsecured notes, net	931,889		—
Term loan facility, net	2,476,309		2,470,907
Revolving facility	—		—
Convertible senior notes, net	145,818		339,404
Total Debt per Balance Sheet	7,813,137		8,031,504
Retained and repurchased certificates	(199,280)		(247,526)
Cash, ex-security deposits and letters of credit (1)	(653,475)		(250,204)
Deferred financing costs, net	43,819		43,396
Unamortized discounts on note payable	13,002		7,885
Net Debt (A)	$7,017,203		$7,585,055
2022 convertible senior notes, net	(145,818)
Unamortized discounts related to 2022 convertible senior notes	(673)
Pro Forma Net Debt (B) (2)	$6,870,712

	For the Trailing Twelve		For the Trailing Twelve
	Months (TTM) Ended		Months (TTM) Ended
	September 30, 2021		December 31, 2020
Adjusted EBITDAre (C)	$1,132,199		$1,038,058

Net Debt / TTM Adjusted EBITDAre (A / C)	6.2	x	7.3	x

Pro Forma Net Debt / TTM Adjusted EBITDAre (B / C) (2)	6.1	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit
(2)In July 2021, the Company gave notice of intent to settle conversions of its 2022 Convertible Notes with common stock. As of September 30, 2021, $199 million of principal was converted into 8,723,421 shares of common stock at the election of the note holders. Pro Forma Net Debt and Pro Forma Net Debt / Trailing Twelve Months Adjusted EBITDAre assume the net debt is reduced for the impact of the conversion of the remaining $146 million (par value) 2022 Convertible Notes

Components of Non-Cash Interest Expense (Wholly Owned)
(in thousands) (unaudited)

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
Amortization of discounts on notes payable	$2,481	$1,380	$5,309	$4,077
Amortization of deferred financing costs	3,172	3,800	9,739	18,153
Change in fair value of interest rate derivatives	1	146	106	198
Amortization of swap fair value at designation	3,211	1,557	10,285	4,212
Total non-cash interest expense	$8,865	$6,883	$25,439	$26,640

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2021 Earnings Release and Supplemental Information — page 41